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                             PEOPLES BANKCORP, INC.
                            GRANTOR TRUST AGREEMENT


     PREAMBLE. This Grantor Trust Agreement (the "Trust Agreement") is entered into effective this 18th day of August, 1998, by and between Peoples Bankcorp, Inc. (the "Company") and the undersigned non-employee directors (acting by majority, the "Trustee").


     WHEREAS, the Company has entered into, or has expressed an indication to enter into, the following plans and arrangements (collectively, the "Arrangements"): the 1999 Stock Option and Incentive Plan, the Management Recognition Plan, and separate employment or guarantee agreements with its executive officers; and

     WHEREAS, the Company has incurred or expects to incur liability under the terms of the Arrangements with respect to the benefits payable to the parties thereto (the "Beneficiaries", which term shall also include any beneficiary of a deceased party covered by an Arrangement); and

     WHEREAS, it is the intention of the Company to establish this trust (the "Trust") and to contribute assets to the Trust that shall be held therein, subject to the claims of the Company's general creditors in the event of Insolvency, as defined in Section 3(a) hereof, until paid to Beneficiaries in such manner and at such times as specified in the Arrangements; and

     WHEREAS, it is the intention of the parties hereto that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as unfunded arrangements maintained for the purpose of providing deferred compensation to a select group of management or highly compensated individuals for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Arrangements.

     NOW, THEREFORE, the parties do hereby establish this Trust and agree that the Trust shall be established and administered as set forth herein:

     Section 1.  Establishment of Trust
     ----------------------------------

     (a) The Company hereby deposits, or will shortly hereafter deposit in trust, the sum of $2,500 with the Trustee on or shortly after execution of this Trust Agreement, which shall constitute the initial principal of the Trust to be held, administered and dispersed by the Trustee as provided for in this Trust Agreement.

     (b)  The Trust shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively as herein set forth. Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of the Beneficiaries, as provided for in this Agreement. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

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     (e)  The Company, in its sole discretion, may at any time, or from time to time, make additional contributions of cash or other assets to the Trustee to augment the principal of the Trust to be held, administered, and dispersed by the Trustee as provided for in this Trust Agreement. Neither the Trustee nor any Beneficiary shall have any right to compel such additional contributions.

     (f) Upon a Change in Control within the meaning of Section 13(e) hereof, the Company shall, as soon as possible but in no event longer than ten business days after the Change in Control, make an irrevocable contribution to this Trust in an amount that is projected to provide the Trust with sufficient funds to pay each Beneficiary the benefits to which he or she is entitled pursuant to the Arrangements as in effect on the date of the Change in Control.

     Section 2.  Payments to Beneficiaries
     -------------------------------------

     (a) Within 60 days after the end of each calendar year beginning with 1998, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") which reflects the benefits payable with respect to each Beneficiary, a formula or other instructions acceptable to the Trustee for determining the benefits so payable, the form in which such benefits are to be paid (as provided for or available under the Arrangements), and the date of commencement for payment of such benefits. Except as otherwise provided herein, the Trustee shall make payments to Beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Arrangements and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Company.

     (b) Notwithstanding the foregoing, after a Change in Control, the Trustee shall promptly make payments from the Trust to each and every Beneficiary who provides the Trustee with a notarized statement specifying the amount payable and affirming that such amount has both become unconditionally payable pursuant to one or more of the Arrangements and has not been, and is not being, paid directly by the Company or its successors; provided that the Trustee shall provide the Company with notice of such payments promptly, but only after, the Trustee makes them.

     (c) The entitlement of a Beneficiary to benefits under the Arrangements shall be determined by the Company or such party as may be designated under the Arrangements, and any claim for such benefits shall be considered and reviewed under the procedures set forth in the Arrangements.

     (d) The Company may make payment of benefits directly to Beneficiaries as such benefits become due under the terms of the Arrangements. The Company shall notify the Trustee of its decision to make such payment of benefits prior to the time benefits are payable to Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as due. The Trustee shall notify the Company when existing principal and earnings are insufficient under the Payment Schedule.

     Section 3.  Trustee Responsibility Regarding Payments to Trust Beneficiary
     --------------------------------------------------------------------------
                 When Company Is Insolvent
                 -------------------------

     (a) The Trustee shall cease payment of benefits to Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts when the same become due, or (ii) the Company is determined to be Insolvent by its primary banking regulator, or (iii) the Company is placed in receivership by its primary banking regulator due to its Insolvency.

     (b) At all times during the existence of this Trust, as provided in Section l (d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (c) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the

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Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Beneficiaries.

          (1) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (2) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Beneficiaries, shall liquidate the Trust's investment, if any, in common stock ("Common Stock") of the Company, and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Beneficiaries as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

          (3) The Trustee shall resume the payment of benefits to Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent or is no longer Insolvent.

     (d) If the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Beneficiaries under the terms of the Arrangements for the period of such discontinuance, provided that there are sufficient assets to make such payments. The aggregate amount of any payments to Beneficiaries by the Company, in lieu of the payments provided for hereunder during any such period of discontinuance, shall be deducted from any payments made by the Trustee hereunder.

     Section 4.  Payments to the Company
     -----------------------------------

     After the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Beneficiaries pursuant to the terms of the Arrangements, except as provided for in Section 3 hereof.

     Section 5.  Investment Authority
     --------------------------------

     (a) The Trustee shall have the sole discretion as to the investment of Trust assets, provided that the Trustee (i) shall invest Trust assets in a manner reasonably anticipated to provide the Trust with assets sufficient to fund the Company's obligations under the Arrangements, and (ii) shall follow any investment directions provided by the Company prior to a Change in Control.

     (b) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or through Beneficiaries, except that voting rights with respect to any Common Stock held by the Trust will be exercised by the Trustee only "FOR" proposals endorsed by the Company's Board of Directors. The Company shall have the right in its sole discretion, to substitute assets of equal fair market
value for any assets held by the Trust.   This right is exercisable by the
Company in a non-fiduciary capacity without consent of any person in a fiduciary capacity.

     (c) Subject to applicable federal and state securities laws, if for any reason the Trustee determines that it is appropriate to sell shares of Common Stock, the Trustee shall first offer to sell such shares to the following purchasers, in order of priority: first, the Company; second, any benefit plan maintained by the Company or Ogdensburg Federal Savings & Loan Association (the "Association"); third, current Directors of the Company or the Association; fourth, current officers of the Association or the Company; and fifth, members of the general public (through sales on the open market).

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     Section 6.  Disposition of Income
     ---------------------------------

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be reinvested.

     Section 7.  Accounting by Trustee
     ---------------------------------

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements of all transactions, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year, and within 20 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, reflecting all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable recorded separately), and reflecting all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as applicable.

     Section 8.  Responsibility of Trustee
     -------------------------------------

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like objectives, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust Agreement and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, except in those cases where the Trustee shall have been found by a court of competent jurisdiction to have acted with gross negligence or willful misconduct. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that may accord the Trust the authority to engage in a business and to receive the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

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     Section 9.  Compensation and Expenses of Trustee
     ------------------------------------------------

     The Company shall pay all administrative expenses and the Trustee's fees and expenses relating to the Arrangements and this Trust. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10.  Resignation and Removal of Trustee
     -----------------------------------------------

     The Trustee may resign at any time by written notice to the Company, which resignation shall be effective 30 days after the Company receives such notice (unless the Company and the Trustee agree otherwise). The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee, but only if at least 80% of the Beneficiaries (including Beneficiaries in pay status) consent in writing to such removal.

     If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Upon resignation or removal of the Trustee and appointment of a Successor Trustee, all assets shall subsequently be transferred to the Successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time for such transfer.

     Section 11.  Appointment of Successor
     -------------------------------------

     If the Trustee resigns or is removed in accordance with Section 10 hereof, the Company may appoint any other party as a successor to replace the Trustee upon such resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the Successor Trustee to evidence the transfer. Notwithstanding the foregoing, if the Trustee resigns or is removed following a Change in Control, the Trustee that has resigned or is being removed shall appoint as its successor a third party financial institution that has trust powers, is independent of and unrelated to the entity that has acquired or otherwise obtained control of the Company, and is agreed to in writing by at least 80% of the Beneficiaries.

     A Successor Trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The Successor Trustee shall not be responsible for, and the Company shall indemnify and defend the Successor Trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes Successor Trustee.

     Section 12.  Amendment or Termination
     -------------------------------------

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, provided that no such amendment shall either
                                                                      ------
conflict with the terms of the Arrangements, or make the Trust revocable.
                                             --

     (b) Notwithstanding subsection (a) hereof, the provisions of this Trust Agreement and the trust created thereby may not be amended or terminated after the date a Change in Control occurs, without the written consent of at least 80% of the number of Beneficiaries.

     (c) The Trust shall not terminate until the date on which no Beneficiary is entitled to benefits pursuant to the terms hereof or of the Arrangements. Upon termination of the Trust, the Trustee shall return any assets remaining in the Trust to the Company.

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     (d)  The Company may terminate this Trust prior to the payment of all benefits under the Arrangements upon written approval of the Beneficiaries entitled to payment of such benefits.

     Section 13.  Miscellaneous
     --------------------------

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except pursuant to the terms of the Arrangements and this Trust Agreement.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, except to the extent preempted by federal law.

     (d) The Trustee agrees to be bound by the terms of the Arrangements, as in effect from time to time.

     (e) "Change in Control" is defined in the Company's 1999 Stock Option and Incentive Plan (the "Plan"), and shall be defined in the same manner for purposes of this Trust. Any amendment to the Plan that modifies its definition of a "Change in Control" shall be deemed to apply with equal force, effect, and timing to the definition of Change in Control for purposes of this Trust, except that a modification that may adversely affect a Beneficiary shall be ineffectual as to the Beneficiary unless he or she consents in writing to be bound by the modification.

     Section 14.  Effective Date.
     ---------------------------

     The effective date of this Trust Agreement shall be the date referenced in the Preamble.

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     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Trust Agreement to be executed, and its corporate seal affixed, and the Trustees have executed this Trust Agreement, on the date referenced in the Preamble.


                                         PEOPLES BANKCORP, INC.

Witnessed by:


__________________________________       By ___________________________________
                                              Its Chairman of the Board


                                         TRUSTEES

Witnessed by:


__________________________________       ______________________________________


Witnessed by:


__________________________________       ______________________________________


Witnessed by:


__________________________________       ______________________________________


Witnessed by:


__________________________________       ______________________________________


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